Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Second Quarter 2022 Results

Second Quarter 2022 Highlights

•	Completed the acquisition of Guaranty Federal Bancshares, Inc. adding approximately $1.3 billion in assets, $808 million in loans and $1.1 billion in deposits

•	Reported net income of $15.2 million, or $0.87 per diluted share

•	Adjusted net income (non-GAAP) of $30.4 million, or $1.73 per diluted share

•	Acquisition/Post-acquisition related expenses and CECL Day 2 provision totaled $15.5 million, post-tax, or $0.88 per diluted share

•	Net Interest Margin (“NIM”) of 3.53% and Adjusted NIM (TEY)(non-GAAP) of 3.74% expanded significantly from the prior quarter by 23 and 24 basis points, respectively

•	Capital Markets Revenue from Swap Fees of $13.0 million doubled from the first quarter of 2022

•	Annualized loan and lease growth of 14.0% for the quarter, excluding loan balances acquired from the Guaranty Bank transaction and SBA Paycheck Protection Program (“PPP”) loans (non-GAAP)

•	Repurchased 602,500 shares at an average price of $54.80 per share

Moline, IL, July 26, 2022 – QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced net income of $15.2 million and diluted earnings per share (“EPS”) of $0.87 for the second quarter of 2022, compared to net income of $23.6 million and diluted EPS of $1.49 for the first quarter of 2022. Included in the second quarter of 2022 results were $5.7 million of acquisition/post-acquisition related expenses and $9.8 million of CECL Day 2 provision, both post-tax. The CECL Day 2 provision was required to establish the initial credit loss allowances for the acquired non-PCD loan portfolio and off-balance sheet exposure as a result of the acquisition of Guaranty Federal Bancshares, which closed on April 1, 2022.

$ in millions (except per share data)	For the Quarter Ended June 30, 2022	Per Diluted Share
Reported Net Income (GAAP)	$15.2	$0.87
Acquisition/Post-Acquisition Related Expenses (Post-Tax)	$5.7	$0.32
CECL Day 2 Provision (Post-Tax)*	$9.8	$0.56
Other (Post-Tax)	$(0.3)	$(0.02)
Adjusted Net Income (non-GAAP, see below)	$30.4	$1.73

*CECL Day 2 provision to establish the initial non-PCD loan and off-balance sheet exposure credit loss allowances under ASU 2016-13, Financial Instruments – Credit Losses, for the acquired loan portfolio.

Excluding acquisition/post-acquisition related expenses, the CECL Day 2 provision and other nonrecurring items, adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) for the second quarter of 2022 were $30.4 million and $1.73, respectively. For the first quarter of 2022, adjusted net income (non-GAAP) was $24.4 million and adjusted diluted EPS (non-GAAP) was $1.54. For the second quarter of 2021, adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) were $22.5 million and $1.40, respectively.

	For the Quarter Ended
	June 30,	March 31,	June 30,
$ in millions (except per share data)	2022	2022	2021
Net Income	$15.2	$23.6	$22.3
Diluted EPS	$0.87	$1.49	$1.39
Adjusted Net Income (non-GAAP)*	$30.4	$24.4	$22.5
Adjusted Diluted EPS (non-GAAP)*	$1.73	$1.54	$1.40

*Adjusted non-GAAP measurements of financial performance exclude non-core and/or nonrecurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

“We delivered another strong quarter of net income, driven by exceptional loan growth, expanding net interest margin and well managed expenses,” said Larry J. Helling, Chief Executive Officer. “Building on the momentum we saw in the first quarter, we generated robust lending activity again in the second quarter with annualized loan growth of 14.0% after excluding the impact of the acquired portfolio and PPP activity. Adjusting for the nonrecurring items, primarily related to the closing of the Guaranty Bank acquisition, we increased core earnings by $6.0 million on a linked-quarter basis, generating an adjusted ROAA of 1.66%”

“On April 1st, we successfully completed the acquisition of Guaranty Federal Bancshares, Inc. and merged Guaranty Bank into Springfield First Community Bank with the combined bank retaining the Guaranty Bank name. We’re eager to continue to grow in the vibrant southwest Missouri region and we look forward to serving our clients and our communities.”

Net Interest Income of $59.4 Million

NIM Expanded by 23 Basis Points from the Prior Quarter

Net interest income for the second quarter of 2022 totaled $59.4 million, compared to $45.7 million for the first quarter of 2022 and $43.5 million for the second quarter of 2021. The increase in net interest income was due to an increase in average earning assets, primarily attributable to the Guaranty Bank transaction, increased organic loan growth on a linked-quarter basis, and strong NIM expansion. Adjusted net interest income (non-GAAP) during the quarter was $61.1 million, an increase of $12.6 million, or 25.9%, from the prior quarter. Adjusted net interest income (non-GAAP) was $45.7 million for the second quarter of 2021. Acquisition-related net accretion totaled $1.7 million for the second quarter of 2022, up from $118 thousand in the first quarter of 2022 and $291 thousand for the second quarter of 2021.

In the second quarter, NIM was 3.53% and tax-equivalent yield (“TEY”) basis (non-GAAP) NIM was 3.74%, compared to 3.30% and 3.50% in the prior quarter, respectively. Adjusted NIM (non-GAAP), which excludes acquisition-related net accretion, was 3.64%, up 14 basis points from the prior quarter. The increase in Adjusted NIM (non-GAAP) during the quarter was primarily due to the impact of multiple rate increases on our asset-sensitive balance sheet as well as the addition of Guaranty Bank.

	For the Quarter Ended
	June 30,	March 31,	June 30,
	2022	2022	2021
NIM	3.53%	3.30%	3.28%
NIM (TEY)(non-GAAP) *	3.74%	3.50%	3.46%
Adjusted NIM (TEY)(non-GAAP) *	3.64%	3.50%	3.44%
Adjusted NIM ex. PPP (TEY)(non-GAAP)*	3.63%	3.46%	3.32%

* See GAAP to non-GAAP reconciliations

“Excluding the impact of acquisition-related net accretion and PPP fees, we significantly expanded our adjusted NIM during the second quarter by 17 basis points” said Todd A. Gipple, President, Chief Operating Officer and Chief Financial Officer. “Our balance sheet is well positioned to continue to drive strong NIM expansion in this rapidly rising rate environment.”

Annualized Loan and Lease Growth of 14.0%, Excluding the Guaranty Bank Acquisition and PPP Loans (non-GAAP)

During the second quarter of 2022, the Company’s loans and leases increased $970.0 million to a total of $5.8 billion. Excluding the initial loan balances from the Guaranty Bank acquisition and PPP loans (non-GAAP), loan and lease growth during the quarter was $168.7 million, or 14.0% on an annualized basis. Core deposits (excluding brokered deposits) increased by $973.2 million during the quarter, due to the Guaranty Bank acquisition.

“Our continued robust loan growth in the second quarter was driven by strength in our traditional commercial lending, leasing and our Specialty Finance business,” added Helling. “This is a testament to the economic resiliency in our markets as well as our relationship-based community banking model, emphasizing the importance of strong relationships with new and existing clients. Given our current pipeline, we are reaffirming our targeted organic loan growth to between 10% and 12% for the full year.”

Noninterest Income of $22.8 Million

Noninterest income for the second quarter of 2022 totaled $22.8 million, compared to $15.6 million for the first quarter of 2022. The increase was primarily due to a $6.6 million increase in capital markets revenue from swap fees as well as the Guaranty Bank acquisition. Wealth management revenue was $3.5 million for the quarter, down 12.9% from the first quarter of 2022, primarily due to increased market volatility.

“Capital markets revenue totaled $13.0 million for the quarter, which was within our guidance range,” added Gipple. “Given our solid pipeline and recognizing timing continues to be impacted by project delays caused by ongoing supply chain disruptions and inflationary pressures, we continue to expect this source of fee income to be in a range of $13 to $15 million per quarter for the remainder of 2022.”

Noninterest Expenses of $54.2 Million, Including Acquisition/Post-Acquisition Related Expenses

Noninterest expense for the second quarter of 2022 totaled $54.2 million, including acquisition/post-acquisition related expenses of $6.8 million, compared to $38.3 million for the first quarter of 2022 and $35.7 million for the second quarter of 2021. The linked-quarter increase was primarily due to the inclusion of expenses from Guaranty Bank and expenses related to the acquisition. Excluding these acquisition/post-acquisition related costs, noninterest expense for the second quarter was $47.5 million.

Asset Quality Reflects Addition of Guaranty Bank

Nonperforming assets (“NPAs”) totaled $24.0 million at the end of the second quarter, an increase of $21.3 million over the first quarter of 2022, primarily the result of the Guaranty Bank acquisition and two legacy lending relationships. The ratio of NPAs to total assets was 0.33% on June 30, 2022, compared to 0.04% on March 31, 2022, and 0.17% on June 30, 2021. In addition, the Company’s criticized loans and classified loans to total loans and leases at June 30, 2022 were 2.37% and 1.43%, respectively, compared to 2.45% and 1.13% as of March 31, 2022.

The Company recorded an $11.2 million provision for credit losses in the second quarter of 2022, due solely to the CECL Day 2 provision of $12.4 million (pre-tax) as a result of the Guaranty Bank acquisition. As of June 30, 2022, the ACL on total loans/leases was 1.59%, compared to 1.55% as of March 30, 2022.

Continued Strong Capital Levels

As of June 30, 2022, the Company’s total risk-based capital ratio was 13.02%, the common equity tier 1 ratio was 9.17% and the tangible common equity to tangible assets ratio (non-GAAP) was 8.11%. By comparison, these respective ratios were 14.50%, 10.61% and 9.60% as of March 31, 2022. Total risk-based capital and the common equity tier 1 were both impacted by expected initial dilution from the Guaranty Bank acquisition. The Company’s accumulated other comprehensive income (“AOCI”) declined $24.3 million during the second quarter due to a decrease in the value of its available for sale securities portfolio and certain derivatives resulting from ongoing increases in interest rates during the quarter. While AOCI reduced the Company’s tangible common equity (non-GAAP), solid earnings partially offset this impact, which led to a decline of only 8.4% in tangible book value (non-GAAP).

During the second quarter, the Company purchased and retired 602,500 shares of its common stock at an average price of $54.80 per share as the Company finished repurchases under the original 2020 authorized plan and began repurchases under the May 2022 authorized plan. Under the 2020 share repurchase program, the Company repurchased 794,000 shares in total at an average price of $50.60 per share. The 2022 share repurchase program, announced during the second quarter of 2022, authorized an approximate 1,500,000 additional shares to be repurchased. The Company repurchased 280,000 shares during the quarter and has approximately 1,220,000 shares remaining under its 2022 share repurchase program.

Focus on Three Strategic Long-Term Initiatives

As part of the Company’s ongoing efforts to grow earnings and drive attractive long-term returns for shareholders, it continues to operate under three key strategic long-term initiatives:

•	Generate organic loan and lease growth of 9% per year, funded by core deposits;

•	Grow fee-based income by at least 6% per year; and

•	Limit annual operating expense growth to 5% per year.

Conference Call Details

The Company will host an earnings call/webcast tomorrow, July 27, 2022, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through August 3, 2022. The replay access information is 877-344-7529 (international 412-317-0088); access code 7416915. A webcast of the teleconference can be accessed at the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly-owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, Springfield First Community Bank, based in Springfield, Missouri, was acquired by the Company in 2018, and Guaranty Bank, also based in Springfield, Missouri, was acquired by the Company and merged with Springfield First Community Bank on April 1, 2022, with the combined entity operating under the Guaranty Bank name. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. Quad City Bank & Trust Company offers equipment loans and leases to businesses through its wholly-owned subsidiary, m2 Equipment Finance, LLC, based in Milwaukee, Wisconsin, and also provides correspondent banking services. Including the Guaranty Bank acquisition, the Company now has 40 locations in Iowa, Missouri, Wisconsin and Illinois. As of June 30, 2022, the Company had approximately $7.4 billion in assets, $5.8 billion in loans and $5.8 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies(including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof, or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB; (iv) changes in local, state and federal laws, regulations and governmental policies concerning the Company’s general business; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; and (xiii) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contacts:

Todd A. Gipple

President

Chief Operating Officer

Chief Financial Officer

(309) 743-7745

tgipple@qcrh.com

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021

	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$92,379	$50,540	$37,490	$57,310	$55,598
Federal funds sold and interest-bearing deposits	56,532	66,390	87,662	70,826	88,780
Securities, net of allowance for credit losses	879,918	823,311	810,215	828,719	810,445
Net loans/leases	5,705,478	4,753,082	4,601,411	4,519,060	4,338,811
Intangibles	18,333	8,856	9,349	9,857	10,365
Goodwill	137,607	74,066	74,066	74,066	74,066
Derivatives	97,455	107,326	222,220	198,393	193,395
Other assets	405,239	292,248	253,719	256,277	255,952
Total assets	$7,392,941	$6,175,819	$6,096,132	$6,014,508	$5,827,412

Total deposits	$5,820,657	$4,839,689	$4,922,772	$4,871,828	$4,688,935
Total borrowings	583,166	443,270	170,805	183,514	198,908
Derivatives	113,305	116,193	225,135	201,450	196,092
Other liabilities	132,675	108,743	100,410	107,902	113,001
Total stockholders' equity	743,138	667,924	677,010	649,814	630,476
Total liabilities and stockholders' equity	$7,392,941	$6,175,819	$6,096,132	$6,014,508	$5,827,412

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial - revolving	$322,258	$263,441	$248,483	$175,155	$182,882
Commercial and industrial - other	1,403,689	1,374,221	1,346,602	1,465,580	1,505,384
Total commercial and industrial	1,725,947	1,637,662	1,595,085	1,640,735	1,688,266
Commercial real estate, owner occupied	628,565	439,257	421,701	434,014	427,734
Commercial real estate, non-owner occupied	889,530	679,898	646,500	644,850	618,879
Construction and land development	1,080,372	863,116	918,571	852,418	708,289
Multi-family	860,742	711,682	600,412	529,727	466,804
Direct financing leases	40,050	43,330	45,191	50,237	56,153
1-4 family real estate	473,141	379,613	377,361	376,067	382,142
Consumer	99,556	73,310	75,311	71,682	69,438
Total loans/leases	$5,797,903	$4,827,868	$4,680,132	$4,599,730	$4,417,705
Less allowance for credit losses	92,425	74,786	78,721	80,670	78,894
Net loans/leases	$5,705,478	$4,753,082	$4,601,411	$4,519,060	$4,338,811

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$20,448	$21,380	$23,328	$23,689	$14,670
Municipal securities	710,638	667,245	639,799	649,486	641,603
Residential mortgage-backed and related securities	81,247	86,381	94,323	100,744	106,139
Asset backed securities	19,956	23,233	27,124	30,607	31,778
Other securities	47,827	25,270	25,839	24,367	16,429
Total securities	$880,116	$823,509	$810,413	$828,893	$810,619
Less allowance for credit losses	198	198	198	174	174
Net securities	$879,918	$823,311	$810,215	$828,719	$810,445

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$1,514,005	$1,275,493	$1,268,788	$1,342,273	$1,258,885
Interest-bearing demand deposits	3,758,566	3,181,685	3,232,633	3,086,711	2,976,696
Time deposits	540,074	382,268	421,348	441,743	452,171
Brokered deposits	8,012	243	3	1,101	1,183
Total deposits	$5,820,657	$4,839,689	$4,922,772	$4,871,828	$4,688,935

ANALYSIS OF BORROWINGS
Borrowings mix:
Overnight FHLB advances (1)	$400,000	$290,000	$15,000	$30,000	$40,000
Other short-term borrowings	1,070	1,190	3,800	1,600	7,070
Subordinated notes	133,562	113,890	113,850	113,811	113,771
Junior subordinated debentures	48,534	38,190	38,155	38,103	38,067
Total borrowings	$583,166	$443,270	$170,805	$183,514	$198,908

(1) At the most recent quarter-end, the weighted-average rate of these overnight borrowings was 1.45%.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$68,205	$51,062	$52,020	$51,667	$48,903
Interest expense	8,805	5,329	5,507	5,438	5,387
Net interest income	59,400	45,733	46,513	46,229	43,516
Provision for credit losses (1)	11,200	(2,916)	(3,227)	-	-
Net interest income after provision for loan/lease losses	$48,200	$48,649	$49,740	$46,229	$43,516

Trust department fees	$2,497	$2,963	$2,843	$2,714	$2,848
Investment advisory and management fees	983	1,036	1,047	1,054	1,039
Deposit service fees	2,223	1,555	1,644	1,588	1,492
Gain on sales of residential real estate loans	809	493	922	954	1,184
Gain on sales of government guaranteed portions of loans	-	19	227	-	-
Swap fee income/capital markets revenue	13,004	6,422	12,982	24,885	9,568
Securities gains (losses), net	-	-	-	-	(88)
Earnings on bank-owned life insurance	350	346	470	446	451
Debit card fees	1,499	1,007	1,072	1,085	1,084
Correspondent banking fees	244	277	266	265	269
Other	1,173	1,515	1,512	1,661	1,449
Total noninterest income	$22,782	$15,633	$22,985	$34,652	$19,296

Salaries and employee benefits	$29,972	$23,627	$24,809	$28,207	$23,044
Occupancy and equipment expense	5,978	3,937	3,723	4,122	3,965
Professional and data processing fees	4,365	3,671	3,866	3,568	3,702
Acquisition costs	1,973	1,851	624	-	-
Post-acquisition compensation, transition and integration costs	4,796	-	-	-	-
Disposition costs	-	-	5	-	-
FDIC insurance, other insurance and regulatory fees	1,394	1,310	1,316	1,108	986
Loan/lease expense	761	267	606	308	457
Net cost of (income from) and gains/losses on operations of other real estate	59	(1)	-	(1,346)	(113)
Advertising and marketing	1,198	761	1,679	1,095	853
Bank service charges	610	541	553	525	572
Correspondent banking expense	213	199	200	201	198
Intangibles amortization	787	493	508	508	508
Other	2,142	1,669	1,523	3,091	1,503
Total noninterest expense	$54,248	$38,325	$39,412	$41,387	$35,675

Net income before income taxes	$16,734	$25,957	$33,313	$39,494	$27,137
Federal and state income tax expense	1,492	2,333	6,304	7,929	4,788
Net income	$15,242	$23,624	$27,009	$31,565	$22,349

Basic EPS	$0.88	$1.51	$1.73	$2.02	$1.41
Diluted EPS	$0.87	$1.49	$1.71	$1.99	$1.39

Weighted average common shares outstanding	17,345,324	15,625,112	15,582,276	15,635,123	15,813,932
Weighted average common and common equivalent shares outstanding	17,549,107	15,852,256	15,838,246	15,869,798	16,045,239

(1)	Provision for credit losses for the quarter ended June 30, 2022 included $11.0 million related to the acquired Guaranty Bank non-PCD loans and $1.4 million related to acquired Guaranty Bank OBS exposures.

7

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For Six Months Ended
	June 30,	June 30,
	2022	2021

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$119,267	$96,468
Interest expense	14,134	10,977
Net interest income	105,133	85,491
Provision for credit losses (1)	8,284	6,713
Net interest income after provision for loan/lease losses	$96,849	$78,778

Trust department fees	$5,460	$5,649
Investment advisory and management fees	2,019	1,979
Deposit service fees	3,778	2,900
Gain on sales of residential real estate loans	1,302	2,521
Gain on sales of government guaranteed portions of loans	19	-
Swap fee income/capital markets revenue	19,426	23,125
Securities gains (losses), net	-	(88)
Earnings on bank-owned life insurance	696	922
Debit card fees	2,506	2,059
Correspondent banking fees	521	583
Other	2,688	3,135
Total noninterest income	$38,415	$42,785

Salaries and employee benefits	$53,599	$47,891
Occupancy and equipment expense	9,915	8,073
Professional and data processing fees	8,036	7,145
Acquisition costs	3,824	-
Post-acquisition compensation, transition and integration costs	4,796	-
Disposition costs	-	8
FDIC insurance, other insurance and regulatory fees	2,704	2,051
Loan/lease expense	1,028	757
Net cost of (income from) and gains/losses on operations of other real estate	58	(74)
Advertising and marketing	1,959	1,480
Bank service charges	1,151	1,095
Correspondent banking expense	412	398
Intangibles amortization	1,280	1,016
Other	3,811	3,063
Total noninterest expense	$92,573	$72,903

Net income before income taxes	$42,691	$48,660
Federal and state income tax expense	3,825	8,329
Net income	$38,866	$40,331

Basic EPS	$2.36	$2.55
Diluted EPS	$2.33	$2.52

Weighted average common shares outstanding	16,485,218	15,808,788
Weighted average common and common equivalent shares outstanding	16,700,682	16,035,394

(1)	Provision for credit losses for the six months ended June 30, 2022 included $11.0 million related to the acquired Guaranty Bank non-PCD loans and $1.4 million related to acquired Guaranty Bank OBS exposures.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of and for the Quarter Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021

	(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	17,064,347	15,579,605	15,613,460	15,590,428	15,763,522
Book value per common share (1)	$43.55	$42.87	$43.36	$41.68	$40.00
Tangible book value per common share (Non-GAAP) (2)	$34.41	$37.55	$38.02	$36.30	$34.64
Closing stock price	$53.99	$56.59	$56.00	$51.44	$48.09
Market capitalization	$921,304	$881,650	$874,354	$801,972	$758,068
Market price / book value	123.97%	132.00%	129.15%	123.42%	120.24%
Market price / tangible book value	156.90%	150.71%	147.30%	141.72%	138.83%
Earnings per common share (basic) LTM (3)	$6.14	$6.68	$6.30	$5.73	$4.81
Price earnings ratio LTM (3)	8.79 x	8.47 x	8.88 x	8.98 x	10.00 x
TCE / TA (Non-GAAP) (4)	8.11%	9.60%	9.87%	9.54%	9.51%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$667,924	$677,010	$649,814	$630,476	$608,719
Net income	15,242	23,624	27,009	31,565	22,349
Other comprehensive income (loss), net of tax	(24,286)	(27,340)	295	(2,546)	4,179
Common stock cash dividends declared	(1,059)	(938)	(935)	(946)	(951)
Issuance of 2,071,291 shares of common stock as a result of the acquisition of Guaranty Federal Bancshares	117,214	-	-	-	-
Repurchase and cancellation of shares of common stock as a result of a share repurchase program	(33,016)	(4,416)	-	(9,367)	(4,800)
Other (5)	1,119	(16)	827	632	980
Ending balance	$743,138	$667,924	$677,010	$649,814	$630,476

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	13.02%	14.50%	14.77%	14.64%	14.72%
Tier 1 risk-based capital ratio	9.86%	11.27%	11.46%	11.26%	11.26%
Tier 1 leverage capital ratio	9.61%	10.78%	10.46%	10.28%	10.29%
Common equity tier 1 ratio	9.17%	10.61%	10.76%	10.55%	10.52%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	0.83%	1.55%	1.76%	2.11%	1.56%	1.16%	1.41%
Return on average total equity (annualized)	7.74%	13.81%	16.23%	19.30%	14.33%	10.55%	13.14%
Net interest margin	3.53%	3.30%	3.29%	3.36%	3.28%	3.43%	3.27%
Net interest margin (TEY) (Non-GAAP)(7)	3.74%	3.50%	3.50%	3.56%	3.46%	3.63%	3.45%
Efficiency ratio (Non-GAAP) (8)	66.01%	62.45%	56.71%	51.17%	56.80%	64.49%	56.83%
Gross loans and leases / total assets	78.42%	78.17%	76.77%	76.48%	75.81%	78.42%	76.10%
Gross loans and leases / total deposits	99.61%	99.76%	95.07%	94.41%	94.22%	99.61%	94.22%
Effective tax rate	8.92%	8.99%	18.92%	20.08%	17.64%	8.96%	17.12%
Full-time equivalent employees (9)	968	749	726	724	725	968	725

AVERAGE BALANCES
Assets	$7,324,470	$6,115,127	$6,121,446	$5,982,583	$5,761,314	$6,723,137	$5,704,151
Loans/leases	5,711,471	4,727,478	4,608,111	4,529,136	4,412,322	5,222,193	4,342,440
Deposits	5,867,444	4,903,354	4,983,869	4,779,876	4,709,732	5,388,062	4,669,533
Total stockholders' equity	788,204	684,126	665,698	654,186	624,000	736,452	614,061

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets (Non-GAAP).
(3)	LTM : Last twelve months.
(4)	TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.
(9)	Increase at June 30, 2022 due to the acquisition of Guaranty Bank.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
ANALYSIS OF NET INTEREST INCOME AND MARGIN
Fed funds sold	$5,896	$12	0.83%	$4,564	$2	0.15%	$1,817	$1	0.06%
Interest-bearing deposits at financial institutions	67,254	169	1.01%	69,328	35	0.20%	88,396	35	0.16%
Securities (1)	920,308	9,002	3.91%	802,260	7,682	3.83%	798,732	7,294	3.66%
Restricted investment securities	37,166	485	5.16%	22,183	281	5.06%	19,614	238	4.79%
Loans (1)	5,711,471	61,932	4.35%	4,727,478	45,995	3.95%	4,412,322	43,776	3.98%
Total earning assets (1)	$6,742,095	$71,600	4.26%	$5,625,813	$53,995	3.88%	$5,320,881	$51,344	3.87%

Interest-bearing deposits	$3,791,595	$4,478	0.47%	$3,228,083	$2,338	0.29%	$2,978,382	$2,050	0.28%
Time deposits	529,675	1,047	0.79%	398,897	799	0.81%	440,599	1,184	1.08%
Short-term borrowings	1,404	3	0.78%	1,951	-	0.05%	10,883	1	0.05%
Federal Home Loan Bank advances	286,484	780	1.08%	85,778	82	0.38%	21,802	15	0.28%
Subordinated debentures	133,529	1,816	5.44%	113,868	1,554	5.46%	115,339	1,570	5.45%
Junior subordinated debentures	46,536	680	5.78%	38,171	556	5.83%	38,044	564	5.86%
Total interest-bearing liabilities	$4,789,223	$8,804	0.74%	$3,866,748	$5,329	0.56%	$3,605,049	$5,384	0.60%

Net interest income (1)		$62,796			$48,666			$45,960
Net interest margin (2)			3.53%			3.30%			3.28%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.74%			3.50%			3.46%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.64%			3.50%			3.44%
Adjusted net interest margin, excluding PPP income (TEY) (Non-GAAP) (1) (2) (3)			3.63%			3.46%			3.32%

	For the Six Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$5,234	$14	0.53%	$1,830	$1	0.05%
Interest-bearing deposits at financial institutions	68,285	204	0.60%	102,343	71	0.14%
Securities (1)	861,610	16,683	3.87%	804,364	14,344	3.57%
Restricted investment securities	29,716	766	5.13%	18,843	456	4.81%
Loans (1)	5,222,193	107,927	4.17%	4,342,440	86,299	4.01%
Total earning assets (1)	$6,187,038	$125,594	4.09%	$5,269,820	$101,171	3.87%

Interest-bearing deposits	$3,511,396	$6,816	0.39%	$2,979,835	$4,036	0.27%
Time deposits	464,647	1,846	0.80%	444,297	2,625	1.19%
Short-term borrowings	1,676	3	0.36%	9,021	3	0.06%
Federal Home Loan Bank advances	186,685	863	0.92%	17,464	25	0.28%
Subordinated debentures	123,753	3,370	5.45%	117,014	3,164	5.41%
Junior subordinated debentures	42,376	1,236	5.80%	38,026	1,125	5.87%
Total interest-bearing liabilities	$4,330,533	$14,134	0.66%	$3,605,657	$10,978	0.61%

Net interest income (1)		$111,460			$90,193
Net interest margin (2)			3.43%			3.27%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.63%			3.45%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.57%			3.42%
Adjusted net interest margin, excluding PPP income (TEY) (Non-GAAP) (1) (2) (3)			3.55%			3.27%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(2)	See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021

	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$74,786	$78,721	$80,670	$78,894	$81,831
Initial ACL recorded for acquired PCD loans	5,902	-	-	-	-
Credit loss expense (1)	12,141	(3,849)	(2,045)	1,895	(141)
Loans/leases charged off	(620)	(456)	(375)	(287)	(3,163)
Recoveries on loans/leases previously charged off	216	370	471	168	367
Ending balance	$92,425	$74,786	$78,721	$80,670	$78,894

NONPERFORMING ASSETS
Nonaccrual loans/leases (2)	$23,574	$2,744	$2,759	$6,818	$8,230
Accruing loans/leases past due 90 days or more	268	4	1	14	57
Total nonperforming loans/leases	23,842	2,748	2,760	6,832	8,287
Other real estate owned	205	-	-	-	1,820
Other repossessed assets	-	-	-	-	-
Total nonperforming assets	$24,047	$2,748	$2,760	$6,832	$10,107

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.33%	0.04%	0.05%	0.11%	0.17%
ACL for loans and leases / total loans/leases	1.59%	1.55%	1.68%	1.75%	1.79%
ACL for loans and leases / nonperforming loans/leases	387.66%	2721.47%	2852.21%	1180.77%	952.02%
Net charge-offs as a % of average loans/leases	0.01%	0.00%	0.00%	0.00%	0.06%

INTERNALLY ASSIGNED RISK RATING (3)
Special mention (rating 6)	$54,558	$63,622	$62,510	$58,634	$51,613
Substandard (rating 7)	83,048	54,491	53,159	59,402	79,719
Doubtful (rating 8)	-	-	-	-	-
	$137,606	$118,113	$115,669	$118,036	$131,332

Criticized loans (4)	$137,606	$118,113	$115,669	$118,036	$131,332
Classified loans (5)	83,048	54,491	53,159	59,402	79,719

Criticized loans as a % of total loans/leases	2.37%	2.45%	2.47%	2.57%	2.97%
Classified loans as a % of total loans/leases	1.43%	1.13%	1.14%	1.29%	1.80%

(1)	Credit loss expense on loans/leases for the quarter ended June 30, 2022 included $11.0 million related to the acquired Guaranty Bank non-PCD loans.
(2)	Nonaccrual loans for the quarter ended June 30, 2022 included $7.3 million related to the acquired Guaranty Bank loan portfolio.
(3)	Amounts exclude the government guaranteed portion, if any. The Company assigns internal risk ratings of Pass (Rating 2) for the government guaranteed portion.
(4)	Criticized loans are defined as C&I and CRE loans with internally assigned risk ratings of 6, 7, or 8, regardless of performance.
(5)	Classified loans are defined as C&I and CRE loans with internally assigned risk ratings of 7 or 8, regardless of performance.

11

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021

	(dollars in thousands)
SELECT FINANCIAL DATA - SUBSIDIARIES
TOTAL ASSETS
Quad City Bank and Trust (1)	$2,122,852	$2,195,894	$2,059,634
m2 Equipment Finance, LLC	289,451	281,666	255,338
Cedar Rapids Bank and Trust	1,985,199	1,947,737	1,913,761
Community State Bank - Ankeny	1,221,406	1,184,708	1,079,929
Guaranty Bank (7)	2,037,364	956,345	850,067

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$1,787,564	$1,930,935	$1,810,772
Cedar Rapids Bank and Trust	1,495,665	1,397,976	1,395,721
Community State Bank - Ankeny	1,006,836	1,013,928	938,428
Guaranty Bank (7)	1,539,978	555,559	608,676

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$1,737,812	$1,692,218	$1,577,681
m2 Equipment Finance, LLC	293,435	285,871	258,520
Cedar Rapids Bank and Trust	1,536,224	1,478,514	1,360,202
Community State Bank - Ankeny	931,031	912,996	786,208
Guaranty Bank (7)	1,592,836	744,140	693,614

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	97%	88%	87%
Cedar Rapids Bank and Trust	103%	106%	97%
Community State Bank - Ankeny	92%	90%	84%
Guaranty Bank	103%	134%	114%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	82%	77%	77%
Cedar Rapids Bank and Trust	77%	76%	71%
Community State Bank - Ankeny	76%	77%	73%
Guaranty Bank	78%	78%	82%

ACL ON LOANS/LEASES AS A PERCENTAGE OF LOANS/LEASES
Quad City Bank and Trust (1)	1.68%	1.69%	1.91%
m2 Equipment Finance, LLC	3.31%	3.31%	3.61%
Cedar Rapids Bank and Trust	1.58%	1.61%	1.92%
Community State Bank - Ankeny	1.57%	1.55%	1.69%
Guaranty Bank	1.53%	1.11%	1.35%

RETURN ON AVERAGE ASSETS
Quad City Bank and Trust (1)	1.56%	1.86%	1.64%	1.71%	1.50%
Cedar Rapids Bank and Trust	2.72%	2.25%	2.39%	2.48%	2.42%
Community State Bank - Ankeny	1.12%	1.42%	1.16%	1.27%	0.99%
Guaranty Bank (8) (9)	0.20%	1.40%	1.77%	0.56%	1.47%

NET INTEREST MARGIN PERCENTAGE (2)
Quad City Bank and Trust (1)	3.74%	3.50%	3.30%	3.62%	3.25%
Cedar Rapids Bank and Trust (3)	3.66%	3.60%	3.60%	3.63%	3.58%
Community State Bank - Ankeny (4)	3.67%	3.62%	3.66%	3.65%	3.68%
Guaranty Bank (5)	4.20%	3.38%	3.54%	3.94%	3.54%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET
INTEREST MARGIN, NET
Cedar Rapids Bank and Trust	$4	$51	$92	$55	$105
Community State Bank - Ankeny	28	33	68	$61	385
Guaranty Bank	1,698	69	168	$1,767	379
QCR Holdings, Inc. (6)	(35)	(35)	(37)	$(70)	(74)

(1)	Quad City Bank and Trust figures include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.
(2)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(3)	Cedar Rapids Bank and Trust's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.62% for the quarter ended June 30, 2022, 3.54% for the quarter ended March 31, 2022 and 3.67% for the quarter ended June 30, 2021.
(4)	Community State Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.66% for the quarter ended June 30, 2022, 3.62% for the quarter ended March 31, 2022 and 3.63% for the quarter ended June 30, 2021.
(5)	Guaranty Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.82% for the quarter ended June 30, 2022, 3.41% for the quarter ended March 31, 2022 and 3.50% for the quarter ended June 30, 2021.
(6)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.
(7)	Increase due to the acquisition of Guaranty Bank on April 1, 2022, merging into Springfield First Community Bank with the combined bank operating under the Guaranty Bank name.
(8)	Decrease due to CECL Day 2 provision for credit losses of $12.4 million related to the acquisition of Guaranty Bank during the quarter ended June 30, 2022.
(9)	Adjusted ROAA excluding non-core adjustments for the Guaranty Bank acquisition (non-GAAP) would have been 2.12% for the quarter ended June 30, 2022 and 1.89% for the six months ended June 30, 2022.

12

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021

	(dollars in thousands, except per share data)
GAAP TO NON-GAAP RECONCILIATIONS
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders' equity (GAAP)	$743,138	$667,924	$677,010	$649,814	$630,476
Less: Intangible assets	155,940	82,922	83,415	83,923	84,431
Tangible common equity (non-GAAP)	$587,198	$585,002	$593,595	$565,891	$546,045

Total assets (GAAP)	$7,392,941	$6,175,819	$6,096,132	$6,014,508	$5,827,412
Less: Intangible assets	155,940	82,922	83,415	83,923	84,431
Tangible assets (non-GAAP)	$7,237,001	$6,092,897	$6,012,717	$5,930,585	$5,742,981

Tangible common equity to tangible assets ratio (non-GAAP)	8.11%	9.60%	9.87%	9.54%	9.51%

(1)	This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.

13

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021

	(dollars in thousands, except per share data)
GAAP TO NON-GAAP RECONCILIATIONS
ADJUSTED NET INCOME (1)
Net income (GAAP)	$15,242	$23,624	$27,009	$31,565	$22,349	$38,866	$40,331
Less non-core items (post-tax) (2):
Income:
Securities gains (losses), net	-	-	-	-	(69)	$-	$(69)
Mark to market gains (losses) on derivatives, net	342	715	77	(13)	(58)	1,057	$71
Gain on sale of loan	-	-	-	28	-	-	$-
Total non-core income (non-GAAP)	$342	$715	$77	$15	$(127)	$1,057	$2
Expense:
Acquisition costs (2)	1,932	1,462	493	-	-	3,394	-
Post-acquisition compensation, transition and integration costs	3,789	-	-	-	-	3,789	169
Separation agreement	-	-	-	-	-	-	734
CECL Day 2 provision for credit losses on acquired non-PCD loans (3)	8,651	-	-	-	-	8,651	-
CECL Day 2 provision for credit losses provision on acquired OBS exposure (3)	1,140	-	-	-	-	1,140	-
Loss on sale of subsidiary	-	-	-	-	-	-	110
Total non-core expense (non-GAAP)	$15,512	$1,462	$496	$-	$-	$16,974	$1,020
Adjusted net income (non-GAAP) (1)	$30,412	$24,371	$27,428	$31,550	$22,476	$54,783	$41,349

ADJUSTED EARNINGS PER COMMON SHARE (1)
Adjusted net income (non-GAAP) (from above)	$30,412	$24,371	$27,428	$31,550	$22,476	$54,783	$41,349
Weighted average common shares outstanding	17,345,324	15,625,112	15,582,276	15,635,123	15,813,932	16,485,218	15,808,788
Weighted average common and common equivalent shares outstanding	17,549,107	15,852,256	15,838,246	15,869,798	16,045,239	16,700,682	16,035,394
Adjusted earnings per common share (non-GAAP):
Basic	$1.75	$1.56	$1.76	$2.02	$1.42	$3.32	$2.62
Diluted	$1.73	$1.54	$1.73	$1.99	$1.40	$3.28	$2.58

ADJUSTED RETURN ON AVERAGE ASSETS (1)
Adjusted net income (non-GAAP) (from above)	$30,412	$24,371	$27,428	$31,550	$22,476	$54,783	$41,349
Average Assets	$7,324,470	$6,115,127	$6,121,446	$5,982,583	$5,761,314	$6,723,137	$5,704,151
Adjusted return on average assets (annualized) (non-GAAP)	1.66%	1.59%	1.79%	2.11%	1.56%	1.63%	1.45%

NET INTEREST MARGIN (TEY) (5)
Net interest income (GAAP)	$59,400	$45,733	$46,513	$46,229	$43,516	$105,133	$85,491
Plus: Tax equivalent adjustment (4)	3,396	2,933	2,800	2,708	2,444	6,327	4,702
Net interest income - tax equivalent (Non-GAAP)	$62,796	$48,666	$49,313	$48,937	$45,960	$111,460	$90,193
Less: Acquisition accounting net accretion	1,695	118	88	456	291	1,813	795
Adjusted net interest income	$61,101	$48,548	$49,225	$48,481	$45,669	$109,647	$89,398
Less: PPP income	125	530	1,365	1,910	1,658	655	3,921
Adjusted net interest income, excluding PPP income	$60,976	$48,018	$47,860	$46,571	$44,011	$108,992	$85,477
Average earning assets	$6,742,095	$5,625,813	$5,602,222	$5,451,571	$5,320,881	$6,187,038	$5,269,820
Net interest margin (GAAP)	3.53%	3.30%	3.29%	3.36%	3.28%	3.43%	3.27%
Net interest margin (TEY) (Non-GAAP)	3.74%	3.50%	3.50%	3.56%	3.46%	3.63%	3.45%
Adjusted net interest margin (TEY) (Non-GAAP)	3.64%	3.50%	3.49%	3.53%	3.44%	3.57%	3.42%
Adjusted net interest margin, excluding PPP income (TEY) (Non-GAAP)	3.63%	3.46%	3.39%	3.39%	3.32%	3.55%	3.27%

EFFICIENCY RATIO (6)
Noninterest expense (GAAP)	$54,248	$38,325	$39,412	$41,387	$35,675	$92,573	$72,903
Net interest income (GAAP)	$59,400	$45,733	$46,513	$46,229	$43,516	$105,133	$85,491
Noninterest income (GAAP)	22,782	15,633	22,985	34,652	19,296	38,415	42,785
Total income	$82,182	$61,366	$69,498	$80,881	$62,812	$143,548	$128,276
Efficiency ratio (noninterest expense/total income) (Non-GAAP)	66.01%	62.45%	56.71%	51.17%	56.80%	64.49%	56.83%

LOAN GROWTH ANNUALIZED, EXCLUDING ACQUIRED AND PPP LOANS
Total loans and leases	$5,797,903	$4,827,868	$4,680,132	$4,599,730	$4,417,705	$5,797,903	$4,417,705
Less: Acquired loans (7)	807,599	-	-	-	-	807,599	-
Less: PPP loans	79	6,340	28,181	83,575	147,506	79	147,506
Total loans and leases, excluding acquired and PPP loans	$4,990,225	$4,821,528	$4,651,951	$4,516,155	$4,270,199	$4,990,225	$4,270,199
Loan growth annualized, excluding acquired and PPP loans	14.00%	14.58%	12.03%	23.04%	14.87%	14.54%	12.90%

(1)	Adjusted net income, Adjusted net income attributable to QCR Holdings, Inc. common stockholders, Adjusted earnings per common share and Adjusted return on average assets are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-core or non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Non-core or nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 21% with the exception of acquisition costs which have an estimated effective tax rate of 11.26%.
(3)	The CECL Day 2 provision for credit losses on acquired non-PCD loans and OBS exposures resulted from the Guaranty Bank acquisition on April 1, 2022.
(4)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective tax rate.
(5)	Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure. In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.
(6)	Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.
(7)	Loan balances acquired from the Guaranty Bank acquisition on April 1, 2022 are excluded.

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